Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-164241 on Form S-3 and Registration No. 333-156725 on Form S-8 of our report, dated May 5, 2011, relating to the consolidated financial statements of Born Free Holdings Ltd. as of and for the years ended December 31, 2010 and 2009, appearing in this Current Report on Form 8-K/A of Summer Infant, Inc.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
A member firm of Deloitte Touche Tohmatsu
Haifa, Israel
May 26, 2011